Exhibit 99.1

Kinsale Capital Group Reports Third Quarter 2025 Results
Richmond, VA, October 23, 2025 - Kinsale Capital Group, Inc. (NYSE: KNSL) reported net income of $141.6 million, $6.09 per diluted share, for the third quarter of 2025 compared to $114.2 million, $4.90 per diluted share, for the third quarter of 2024. Net income was $365.0 million, $15.67 per diluted share, for the first nine months of 2025 compared to $305.7 million, $13.10 per diluted share, for the first nine months of 2024. Net income included after-tax catastrophe losses of $1.0 million in the third quarter of 2025 and $10.8 million in the third quarter of 2024. Net income included after-tax catastrophe losses of $21.7 million in the first nine months of 2025 and $13.9 million in the first nine months of 2024.
Net operating earnings(1) were $121.2 million, $5.21 per diluted share, for the third quarter of 2025 compared to $97.9 million, $4.20 per diluted share, for the third quarter of 2024. Net operating earnings(1) were $319.0 million, $13.70 per diluted share, for the first nine months of 2025 compared to $267.0 million, $11.44 per diluted share, for the first nine months of 2024.
Highlights for the quarter included:
•Diluted earnings per share increased by 24.3% to $6.09 compared to the third quarter of 2024
•Diluted operating earnings(1) per share increased by 24.0% to $5.21 compared to the third quarter of 2024
•Gross written premiums increased by 8.4% to $486.3 million compared to the third quarter of 2024
•Net investment income increased by 25.1% to $49.6 million compared to the third quarter of 2024
•Underwriting income(2) was $105.7 million in the third quarter of 2025, resulting in a combined ratio(5) of 74.9%
•Annualized operating return on equity(7) was 25.4% for the nine months ended September 30, 2025

“Our business continues to produce strong results across the market cycle as we execute our model of disciplined underwriting and technology-enabled expense management. We remain confident in our strategy and our ability to deliver long-term value to our shareholders,” said Chairman and Chief Executive Officer, Michael P. Kehoe.
Results of Operations
Underwriting Results
Gross written premiums were $486.3 million for the third quarter of 2025 compared to $448.6 million for the third quarter of 2024, an increase of 8.4%. Gross written premiums were $1.5 billion for the first nine months of 2025 compared to $1.4 billion for the first nine months of 2024, an increase of 6.9%. Gross written premiums in the Commercial Property Division, the Company’s largest division, declined 7.9% in the third quarter and 15.2% in the first nine months of 2025 compared to the prior-year periods, reflecting lower rates and increased competition, including from standard carriers. Excluding the Commercial Property Division, gross written premiums increased 12.3% for the quarter and 14.4% for the first nine months of 2025 driven by continued strong submission flow across most divisions.
Underwriting income(2) was $105.7 million, resulting in a combined ratio(5) of 74.9% for the third quarter of 2025, compared to $86.9 million and a combined ratio(5) of 75.7% for the same period last year. The increase in underwriting income(2) was largely due to continued growth in the business, lower catastrophe losses and higher favorable development of loss reserves from prior accident years. Loss(3) and expense(4) ratios were 53.9% and 21.0%, respectively, for the third quarter of 2025 compared to 56.1% and 19.6% for the third quarter of 2024. Results for the third quarter of 2025 and 2024 included net favorable development of loss reserves from prior accident years of $15.8 million, or 3.7 points, and $10.1 million, or 2.8 points, respectively. The loss ratio for the third quarter of 2025 included 0.3 points of net catastrophe losses. The loss ratio for the third quarter of 2024 included 3.8 points of net catastrophe losses, primarily related to Hurricanes Helene, Francine and Beryl and tornadoes in the Midwest.
Underwriting income(2) was $268.6 million, resulting in a combined ratio(5) of 77.5% for the first nine months of 2025 compared to $228.0 million and a combined ratio(5) of 77.6% for the first nine months of 2024. The increase in underwriting income(2) was largely due to continued growth in the business and higher favorable development of loss reserves from prior accident years offset in part by higher catastrophe losses incurred. Loss(3) and expense(4) ratios were 56.9% and 20.6%, respectively, for the first nine months of 2025 compared to 57.1% and 20.5% for the first nine months of 2024. Results for the first nine months of 2025 and 2024 included net favorable development of loss reserves from prior accident years of $45.9 million, or 3.8 points, and $28.1 million, or 2.7 points, respectively. The loss ratio for the first nine months of 2025 included 2.3 points of net catastrophe losses, primarily related to the Palisades Fire. The loss ratio for the first nine months of 2024 included 1.7 points of net catastrophe losses, primarily related to Hurricanes Helene, Francine and Beryl and tornadoes in the Midwest.
Summary of Operating Results
The Company’s operating results for the three and nine months ended September 30, 2025 and 2024 are summarized as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	($ in thousands)
Gross written premiums	$486,251	$448,646	$1,526,048	$1,427,060
Ceded written premiums	(81,191)	(98,709)	(280,583)	(295,833)
Net written premiums	$405,060	$349,937	$1,245,465	$1,131,227

Net earned premiums	$410,957	$348,752	$1,160,360	$990,731
Fee income	10,300	8,489	30,655	25,572
Losses and loss adjustment expenses	227,162	200,240	677,497	580,351
Underwriting, acquisition and insurance expenses	88,423	70,139	244,932	207,960
Underwriting income(2)	$105,672	$86,862	$268,586	$227,992

Loss ratio(3)	53.9%	56.1%	56.9%	57.1%
Expense ratio(4)	21.0%	19.6%	20.6%	20.5%
Combined ratio(5)	74.9%	75.7%	77.5%	77.6%

Annualized return on equity(6)	31.6%	33.9%	29.1%	32.3%
Annualized operating return on equity(7)	27.0%	29.1%	25.4%	28.2%
(1)     Net operating earnings is a non-GAAP financial measure. See discussion of "Non-GAAP Financial Measures" below.
(2)    Underwriting income is a non-GAAP financial measure. See discussion of "Non-GAAP Financial Measures" below.
(3)    Loss ratio, expressed as a percentage, is the ratio of losses and loss adjustment expenses to the sum of net earned premiums and fee income.
(4)    Expense ratio, expressed as a percentage, is the ratio of underwriting, acquisition and insurance expenses to the sum of net earned premiums and fee income.

(5)    The combined ratio is the sum of the loss ratio and expense ratio as presented. Calculations of each component may not add due to rounding.
(6)    Annualized return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.
(7)    Annualized operating return on equity is net operating earnings expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.

The following tables summarize losses incurred for the current accident year and the development of prior accident years for the three and nine months ended September 30, 2025 and 2024:

	Three Months Ended September 30, 2025		Three Months Ended September 30, 2024
	Losses and Loss Adjustment Expenses	% of Sum of Earned Premiums and Fee Income	Losses and Loss Adjustment Expenses	% of Sum of Earned Premiums and Fee Income
Loss ratio:	($ in thousands)
Current accident year	$241,704	57.3%	$196,750	55.1%
Current accident year - catastrophe losses	1,216	0.3%	13,615	3.8%
Effect of prior accident year development	(15,758)	(3.7)%	(10,125)	(2.8)%
Total	$227,162	53.9%	$200,240	56.1%

	Nine Months Ended September 30, 2025		Nine Months Ended September 30, 2024
	Losses and Loss Adjustment Expenses	% of Sum of Earned Premiums and Fee Income	Losses and Loss Adjustment Expenses	% of Sum of Earned Premiums and Fee Income
Loss ratio:	($ in thousands)
Current accident year	$695,851	58.4%	$590,810	58.1%
Current accident year - catastrophe losses	27,499	2.3%	17,613	1.7%
Effect of prior accident year development	(45,853)	(3.8)%	(28,072)	(2.7)%
Total	$677,497	56.9%	$580,351	57.1%

Investment Results
Net investment income was $49.6 million in the third quarter of 2025 compared to $39.6 million in the third quarter of 2024, an increase of 25.1%. Net investment income was $139.9 million in the first nine months of 2025 compared to $108.4 million in the first nine months of 2024, an increase of 29.0%. These increases were driven by growth in the Company's investment portfolio generated largely from the investment of strong operating cash flows. The Company’s investment portfolio had an annualized gross investment return(8) of 4.3% for both the first nine months of 2025 and 2024. Funds are generally invested conservatively in high-quality securities with an average credit quality of "AA-" and the weighted average duration of the fixed-maturity investment portfolio, including cash equivalents, was 3.6 years and 3.0 years at September 30, 2025 and December 31, 2024, respectively. Cash and invested assets totaled $4.9 billion at September 30, 2025 and $4.1 billion at December 31, 2024.
(8)    Gross investment return is investment income from fixed-maturity and equity securities (and short-term investments, if any), before any deductions for fees and expenses, expressed as a percentage of average beginning and ending book values of those investments during the period.

Other
The effective tax rates for the nine months ended September 30, 2025 and September 30, 2024 were 20.6% and 18.7%, respectively. In the first nine months of 2025 and 2024, the effective tax rates were lower than the federal statutory rate of 21% primarily due to the tax benefits from stock-based compensation, including stock options exercised, and from tax-exempt investment income. The effective tax rate was higher for the nine months ended September 30, 2025 compared to the same period in 2024 due primarily to a lower volume of stock option exercises.
Stockholders' equity was $1.9 billion at September 30, 2025 compared to $1.5 billion at December 31, 2024. Book value per share was $80.19 at September 30, 2025 compared to $63.75 at December 31, 2024. Annualized operating return on equity(7) was 25.4% for the first nine months of 2025, a decrease from 28.2% for the first nine months of 2024. The decrease was due primarily to higher average stockholders' equity. Average stockholders' equity increased as a result of profitable growth and an increase in the fair value of our fixed income and equity securities offset in part by share repurchases.
Share Repurchases
During the third quarter of 2025, the Company repurchased 45,627 shares of its common stock in the open market at an average price of $438.33 per share for a total cost of $20.0 million.
Non-GAAP Financial Measures
Net Operating Earnings
Net operating earnings is defined as net income excluding the effects of the change in the fair value of equity securities, after taxes, net realized investment gains and losses, after taxes, and change in allowance for credit losses on investments, after taxes. Management believes the exclusion of these items provides a useful comparison of the Company's underlying business performance from period to period. Net operating earnings and percentages or calculations using net operating earnings (e.g., diluted operating earnings per share and annualized operating return on equity) are non-GAAP financial measures. Net operating earnings should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define net operating earnings differently.

For the three and nine months ended September 30, 2025 and 2024, net income and diluted earnings per share reconcile to net operating earnings and diluted operating earnings per share as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	($ in thousands, except per share data)
Net operating earnings:
Net income	$141,646	$114,229	$364,994	$305,749
Adjustments:
Change in the fair value of equity securities, before taxes	(23,717)	(20,659)	(55,376)	(41,871)
Income tax expense (1)	4,981	4,338	11,629	8,793
Change in fair value of equity securities, after taxes	(18,736)	(16,321)	(43,747)	(33,078)

Net realized investment (gains) losses, before taxes	(2,159)	8	(2,832)	(6,737)
Income tax expense (benefit) (1)	453	(2)	595	1,415
Net realized investment (gains) losses, after taxes	(1,706)	6	(2,237)	(5,322)

Change in allowance for credit losses on investments, before taxes	(4)	(4)	11	(490)
Income tax (benefit) expense (1)	1	1	(2)	103
Change in allowance for credit losses on investments, after taxes	(3)	(3)	9	(387)
Net operating earnings	$121,201	$97,911	$319,019	$266,962

Diluted operating earnings per share:
Diluted earnings per share	$6.09	$4.90	$15.67	$13.10
Change in the fair value of equity securities, after taxes, per share	(0.81)	(0.70)	(1.88)	(1.42)
Net realized investment (gains) losses, after taxes, per share	(0.07)	—	(0.10)	(0.23)
Change in allowance for credit losses on investments, after taxes, per share	—	—	—	(0.02)
Diluted operating earnings per share(2)	$5.21	$4.20	$13.70	$11.44

Operating return on equity:
Average equity(3)	$1,793,895	$1,346,076	$1,674,389	$1,260,891
Annualized return on equity(4)	31.6%	33.9%	29.1%	32.3%
Annualized operating return on equity(5)	27.0%	29.1%	25.4%	28.2%
(1)     Income taxes on adjustments to reconcile net income to net operating earnings use a 21% effective tax rate.
(2)     Diluted operating earnings per share may not add due to rounding.
(3)    Average equity is computed by adding the total stockholders' equity as of the date indicated to the prior quarter-end or year-end total, as applicable, and dividing by two.
(4)    Annualized return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders' equity during the period.

(5)    Annualized operating return on equity is net operating earnings expressed on an annualized basis as a percentage of average beginning and ending stockholders' equity during the period.
Underwriting Income
Underwriting income is defined as net income excluding net investment income, the change in the fair value of equity securities, net realized investment gains and losses, change in allowance for credit losses on investments, interest expense, other expenses, other income and income tax expense. The Company uses underwriting income as an internal performance measure in the management of its operations because the Company believes it gives management and users of the Company's financial information useful insight into the Company's results of operations and underlying business performance. Underwriting income should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define underwriting income differently.
For the three and nine months ended September 30, 2025 and 2024, net income reconciles to underwriting income as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in thousands)
Net income	$141,646	$114,229	$364,994	$305,749
Income tax expense	37,232	30,169	94,484	70,316
Income before income taxes	178,878	144,398	459,478	376,065
Net investment income	(49,604)	(39,644)	(139,896)	(108,424)
Change in the fair value of equity securities	(23,717)	(20,659)	(55,376)	(41,871)
Net realized investment (gains) losses	(2,159)	8	(2,832)	(6,737)
Change in allowance for credit losses on investments	(4)	(4)	11	(490)
Interest expense	2,569	2,589	7,664	7,575
Other expenses (6)	473	692	1,145	3,451
Other income	(764)	(518)	(1,608)	(1,577)
Underwriting income	$105,672	$86,862	$268,586	$227,992
(6)    Other expenses includes primarily corporate expenses not allocated to the Company's insurance operations.

Conference Call
Kinsale Capital Group will hold a conference call to discuss this press release on Friday, October 24, 2025 at 9:00 a.m. (Eastern Time). Members of the public may access the conference call by dialing (800) 715-9871, conference ID# 6520221, or via the Internet by going to www.kinsalecapitalgroup.com and clicking on the "Investor Relations" link. A replay of the call will be available on the website.
Forward-Looking Statements
This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as "anticipates," "estimates," "expects," "intends," "plans," "predicts," "projects," "believes," "seeks," "outlook," "future," "will," "would," "should," "could," "may," "can have," "prospects" or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and factors, they include, among others, the following: inadequate loss reserves to cover the Company's actual losses; inherent uncertainty of models resulting in actual losses that are materially different than the Company's estimates; adverse economic factors; a decline in the Company's financial strength rating; loss of one or more key executives; loss of a group of brokers that generate significant portions of the Company's business; failure of any of the loss limitations or exclusions the Company employs, or change in other claims or coverage issues; adverse performance of the Company's investment portfolio; adverse market conditions that affect its excess and surplus lines insurance operations; and other risks described in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About Kinsale Capital Group, Inc.
Kinsale Capital Group, Inc. is a specialty insurance group headquartered in Richmond, Virginia, focusing on the excess and surplus lines market.
Contact
Kinsale Capital Group, Inc.
Bryan Petrucelli
Executive Vice President, Chief Financial Officer and Treasurer
804-289-1272
ir@kinsalecapitalgroup.com

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Income and Comprehensive Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues	(in thousands, except per share data)
Gross written premiums	$486,251	$448,646	$1,526,048	$1,427,060
Ceded written premiums	(81,191)	(98,709)	(280,583)	(295,833)
Net written premiums	405,060	349,937	1,245,465	1,131,227
Change in unearned premiums	5,897	(1,185)	(85,105)	(140,496)
Net earned premiums	410,957	348,752	1,160,360	990,731
Fee income	10,300	8,489	30,655	25,572
Net investment income	49,604	39,644	139,896	108,424
Change in the fair value of equity securities	23,717	20,659	55,376	41,871
Net realized investment gains (losses)	2,159	(8)	2,832	6,737
Change in allowance for credit losses on investments	4	4	(11)	490
Other income	764	518	1,608	1,577
Total revenues	497,505	418,058	1,390,716	1,175,402

Expenses
Losses and loss adjustment expenses	227,162	200,240	677,497	580,351
Underwriting, acquisition and insurance expenses	88,423	70,139	244,932	207,960
Interest expense	2,569	2,589	7,664	7,575
Other expenses	473	692	1,145	3,451
Total expenses	318,627	273,660	931,238	799,337
Income before income taxes	178,878	144,398	459,478	376,065
Total income tax expense	37,232	30,169	94,484	70,316
Net income	141,646	114,229	364,994	305,749

Other comprehensive income
Change in net unrealized losses on available-for-sale investments, net of taxes	20,131	63,464	60,966	47,866
Total comprehensive income	$161,777	$177,693	$425,960	$353,615

Earnings per share:
Basic	$6.12	$4.93	$15.75	$13.21
Diluted	$6.09	$4.90	$15.67	$13.10

Weighted-average shares outstanding:
Basic	23,159	23,175	23,168	23,150
Diluted	23,271	23,335	23,292	23,333

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets

	September 30, 2025	December 31, 2024
Assets	(in thousands)
Investments:
Fixed-maturity securities at fair value	$4,171,238	$3,537,563
Equity securities at fair value	571,123	398,359
Real estate investments, net	15,045	15,045
Short-term investments	10,932	3,714
Total investments	4,768,338	3,954,681

Cash and cash equivalents	170,162	113,213
Investment income due and accrued	30,619	27,366
Premiums receivable, net	124,061	140,027
Reinsurance recoverables, net	391,164	337,891
Ceded unearned premiums	48,774	52,736
Deferred policy acquisition costs, net of ceding commissions	124,416	109,263
Intangible assets	3,538	3,538
Deferred income tax asset, net	36,735	60,215
Other assets	135,498	87,774
Total assets	$5,833,305	$4,886,704

Liabilities & Stockholders' Equity
Liabilities:
Reserves for unpaid losses and loss adjustment expenses	$2,765,187	$2,285,668
Unearned premiums	909,592	828,449
Payable to reinsurers	34,766	43,959
Accounts payable and accrued expenses	50,855	55,159
Debt	199,328	184,122
Other liabilities	8,360	5,786
Total liabilities	3,968,088	3,403,143

Stockholders' equity	1,865,217	1,483,561
Total liabilities and stockholders' equity	$5,833,305	$4,886,704